EXHIBIT 11


                             WORTHINGTON FOODS, INC.
                        COMPUTATION OF EARNINGS PER SHARE




                                                   THREE MONTHS ENDED               NINE MONTHS ENDED
                                                 -----------------------         -----------------------
                                                 10/1/99         10/2/98         10/1/99         10/2/98
                                                 -------         -------         -------         -------
Basic:

Weighted average number of common
shares outstanding .......................      12,385,580      11,768,487      12,379,350      11,711,798
                                               ===========     ===========     ===========     ===========

Net income ...............................     $   839,000     $ 2,319,000     $ 5,084,000     $ 7,346,000
                                               ===========     ===========     ===========     ===========

Earnings per share .......................     $      0.07     $      0.20     $      0.41     $      0.63
                                               ===========     ===========     ===========     ===========


Diluted:

Weighted average number of common
  shares outstanding .....................      12,385,580      11,768,487      12,379,350      11,711,798

Net effect of dilutive stock options based
  on the treasury stock method using the
  average market price during the period .         177,805         396,285         144,930         364,102
                                               -----------     -----------     -----------     -----------

Weighted average common and common
  equivalent shares used in computing
  earnings per share .....................      12,563,385      12,164,772      12,524,280      12,075,900
                                               ===========     ===========     ===========     ===========

Net income ...............................     $   839,000     $ 2,319,000     $ 5,084,000     $ 7,346,000
                                               ===========     ===========     ===========     ===========

Earnings per share .......................     $      0.07     $      0.19     $      0.41     $      0.61
                                               ===========     ===========     ===========     ===========



                                     - 15 -